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                                                                    Exhibit 23.9


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 of our report dated December 13, 2004 relating to the Statement of Revenues and Certain Expenses of the Coit Property, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


January 21, 2005
Dallas, Texas